Exhibit 10.1


                EXECUTIVE SEVERANCE AND INDEMNIFICATION AGREEMENT
                -------------------------------------------------


         This Executive Severance Agreement (the "Agreement") is entered into effective as of June 25, 1997 between Procept, Inc. (the "Company"), a Delaware corporation with its principal executive offices at 840 Memorial Drive, Cambridge, Massachusetts 02139, and Stanley C. Erck (the "Executive") residing at 954 Centre Street, Jamaica Plain, Massachusetts 02130.

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in subsection 3(a) hereof) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation arrangements upon a Change of Control which provide the Executive with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         Accordingly, the parties agree as follows:

A.       SEVERANCE

         1. Severance Benefits. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's agreement set forth in subsection 3(c) of this Section A, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event his employment with the Company is terminated subsequent to a Change in Control under the circumstances described below.

         2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1999; provided, however, that commencing on December 31, 1999 and each December 31 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of such year, the Company shall have given notice that it does not wish to extend this Agreement (provided that no such notice may be given during the pendency of a Potential Change in Control, as defined in subsection 3(b) of this Section A). If a Change in Control shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which the Change in Control occurred. Notwithstanding anything provided herein to the contrary, the term of this Agreement shall not extend beyond the end of the month in which the Executive


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attains "normal retirement age" under the provisions of the Company's benefit plans (the "Benefit Plans") or, if the Benefit Plans do not so provide, the Executive reaches age sixty-five (65).


         3.       Change in Control; Potential Change in Control.

                  a. No benefits shall be payable hereunder unless there shall have been a Change in Control, as set forth below. For purposes of this Agreement, a "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

                           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                           (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this subsection 3(a)) whose election by the Board or nomination for election by the Board or by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                           (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
         (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or


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                           (iv) the stockholders of the Company approve a plan
         of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  b. For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if:

                           (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                           (ii) any person (as hereinabove defined), including the Company, publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control;

                           (iii) any person (as hereinabove defined), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (1) is or becomes the beneficial owner, (2) discloses directly or indirectly to the Company or publicly a plan or intention to become the beneficial owner, or (3) makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of the outstanding voting securities of the Company; or

                           (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

                  c. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, he will remain in the employ of the Company until the earliest of (1) a date which is one (1) year from the occurrence of such Potential Change in Control, (2) the termination by the Executive of his employment after he attains "normal retirement age" or by reason of death or Disability as defined in subsection 4(a), (3) the date of the occurrence of a Change in Control or (4) the determination in good faith by the Board that the event creating such Potential Change of Control has ceased to exist.

         4. Termination Following Change in Control. If any of the events constituting a Change in Control shall have occurred during the term of this Agreement, the Executive shall be entitled to the benefits provided in subsection 5(c) of this Section A upon the subsequent termination of his employment unless such termination is (a) because of the Executive's death or Disability, (b) by the Company for Cause or (c) by the Executive other than for Good Reason. In the event the Executive's employment with the Company is terminated for any reason and subsequently a Change in Control shall occur, the Executive shall not be entitled to any benefits hereunder.


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                  a. Disability. If, as a result of the Executive's incapacity due to physical or mental illness, he shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months, and within thirty (30) days after written notice of termination is given he shall not have returned to the full-time performance of his duties, the Executive's employment may be terminated for "Disability".

                  b. Cause. Termination by the Company of the Executive's employment for "Cause" shall mean termination upon (1) the willful and continued failure by him to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by him for Good Reason, as defined in subsections 4(c) and 4(d), respectively, of this Section A) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (2) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this subsection, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in this subsection and specifying the particulars thereof in detail.

                  c. Good Reason. The Executive shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (1) during the nine (9) month period following a Change in Control, a good faith determination by the Executive that as a result of such Change in Control, he is not able to discharge his duties effectively or (2) without the Executive's express written consent, the occurrence after a Change in Control of any of the following circumstances:

                           (i) the assignment to the Executive of any duties inconsistent (except in the nature of a promotion) with the position in the Company that he held immediately prior to the Change in Control or a substantial adverse alteration in the nature or status of his position or responsibilities or the conditions of his employment from those in effect immediately prior to the Change in Control;

                           (ii) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                           (iii) the Company's requiring the Executive to be based more than twenty-five (25) miles from the Company's offices at which he was principally employed immediately prior to the date of the Change in Control except for required


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         travel on the Company's business to an extent substantially consistent with his present business travel obligations;

                           (iv) the failure by the Company to pay to the Executive any portion of his current compensation or compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                           (v) the failure by the Company to continue in effect any material compensation or benefit plan in which the Executive participates immediately prior to the Change in Control unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, than existed at the time of the Change in Control;

                           (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which he was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is entitled on the basis of his years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                           (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or

                           (viii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subsection (d) below (and, if applicable, the requirements of subsection (b) above), which purported termination shall not be effective for purposes of this Agreement.

         The Executive's right to terminate his employment pursuant to this subsection shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                  d. Notice of Termination. Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section C.2 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in


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reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  e. Date of Termination, Etc. "Date of Termination" shall mean
(1) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), and (2) if the Executive's employment is terminated pursuant to subsection (b) or (c) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to subsection (b) above shall not be less than thirty (30) days, and in the case of a termination pursuant to subsection (c) above shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given); provided that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding arbitration award; and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. During the pendency of any such dispute, (1) the Executive shall not be required to report for work or otherwise continue to perform his duties with the Company and (2) the Company will continue to pay to the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive and his dependents as participants in all compensation, benefit and insurance plans in which he or they were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

         5. Compensation Upon Termination or During Disability Following a Change of Control. Following a Change in Control, upon either termination of the Executive's employment or during a period of disability, he shall be entitled to the following benefits:

                  a. During any period that the Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, he shall continue to receive his base salary at the rate in effect at the commencement of any such period, together with all compensation payable to him under the Company's disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to subsection 4(a) of this Section A. Thereafter, or in the event the Executive's employment shall be terminated by reason of his death, the Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

                  b. If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay him his full base salary through the Date of Termination at the rate in effect at the time Notice of


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Termination is given, plus all other amounts to which he is entitled under any compensation or benefit plan of the Company at the time such payments are due and the Company shall have no further obligations to the Executive under this Agreement.

                  c. If the Executive's employment by the Company shall be terminated (1) by the Company other than for Cause or Disability or (2) by the Executive for Good Reason, then he shall be entitled to the benefits provided below:

                           (i) the Company shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, plus all other amounts to which he is entitled under any compensation or benefit plan of the Company, at the time such payments are due, except as otherwise provided below;

                           (ii) the Company shall make severance payments to the Executive equal to the greater of (1) his annual rate of base salary in effect on the Date of Termination or (2) his annual rate of base salary in effect immediately prior to the Change in Control (together with the payments provided in paragraphs (iv) and (vi) below, the "Severance Payments"), which amount shall be payable during the twelve (12) month period following the Date of Termination and in substantially equal installments in accordance with Company practice, as in effect from time to time, for the payment of salaries. Amounts payable pursuant to this subsection 5(c)(ii) shall be reduced to the extent the Executive actually receives, during such time period, salary, consulting or other similar payments from an organization other than the Company in excess of the amounts of such payments received prior to the Date of Termination, and any such payments actually received by him shall be reported to the Company;

                           (iii) the Company shall also pay to the Executive, within five (5) days after any such fees or expenses are incurred, all legal fees and expenses incurred by him as a result of or in connection with such termination, including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement (other than any such fees or expenses incurred in connection with any such claim which is determined by arbitration to be frivolous);

                           (iv) for a twelve (12) month period after such Date of Termination, the Company shall arrange to provide, at its cost, the Executive and his dependents with life, disability, accident and health insurance benefits substantially similar to those which he and they are receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by the Executive pursuant to this subsection 5(c)(iv) shall be reduced to the extent comparable benefits are actually received by him from a subsequent employer during the twelve
         (12) month period following his termination, and any such benefits actually received by him shall be reported to the Company;

                           (v) the retirement benefits to which the Executive is entitled under any Company benefit plans, any supplemental retirement or excess benefit plan


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         maintained by the Company or any of its subsidiaries or any successor plans thereto; and

                           (vi) should the Executive move his residence in order to pursue other business opportunities within one (1) year of the Date of Termination, the Company shall pay him, within five (5) days after any such expenses are incurred, an amount equal to the expenses incurred by him in connection with such relocation (including expenses incurred in selling his home to the extent such expenses were customarily reimbursed by the Company to transferred executives prior to the Change in Control) and which are not reimbursed by another employer.

                  d. Except as otherwise specifically provided, the payments provided for in this Section A shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code") as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive payable on the fifth day after demand therefor by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

B.       INDEMNIFICATION

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings hereafter assigned to them:

                  a. "Claim" shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                  b. "Expenses" shall include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

                  c. "Indemnifiable Event" shall mean any event or occurrence related to the fact that the Executive is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Executive in any such capacity.


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                  d. "Indemnitee" shall mean Executive and any partnership,
corporation, trust or other entity of which Executive is or was a partner, a partner of the general partner of, shareholder, trustee, director, officer, member, employee or agent and any other entity or person that may be subject to a Claim by reason of (or arising in part out of) an Indemnifiable Event, and the references to Indemnitee in this Indemnification Agreement shall be understood to refer severally to each Indemnitee.

                  e. "Reviewing Party" shall mean the person or body appointed by the Company's Board of Directors pursuant to subsection 2(b) of this Section B, which shall not be or include a person who is a party to the particular Claim for which the Indemnitee is seeking indemnification.

         2.       Basic Indemnification Arrangement

                  a. In the event that the Indemnitee was or is a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by the Indemnitee, the Company shall advance (within two business days of such request) all Expenses to the Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by the Indemnitee against the Company or any director or officer of the Company (otherwise than to enforce his rights under this Agreement) unless the Company has consented to the initiation of such Claim.

                  b. In the event of any demand by the Indemnitee for indemnification hereunder or under the Company's Amended and Restated Certificate of Incorporation or By-laws, the Board of Directors of the Company shall designate a Reviewing Party, who shall, if there has been a Change of Control of the Company, be the special independent counsel referred to in
Section 3 hereof. The obligations of the Company under subsection 2(a) of this Section B shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in subsection 3 of this Section B hereof is involved) that the Indemnitee is not permitted to be indemnified under applicable law, and the obligation of the Company to make an Expense Advance pursuant to subsection 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee is not permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. If the Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee may be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee is not permitted to be indemnified under applicable law shall not be binding, and the Indemnitee


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shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect hereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee is not permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

         3. Change in Control. The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under the Company's Amended and Restated Certificate of Incorporation or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) who has not otherwise performed services for the Company within the last ten years (other than in connection with such matters) or for the Indemnitee. Such counsel among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee is permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel and to indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages relating to this Agreement or its engagement pursuant hereto.

         4. Establishment of Trust. In the event of a Potential Change in Control, the Company may create a Trust for the benefit of the Indemnitee (either alone or together with one or more other indemnitees) and from time to time fund such Trust in such amounts as the Company's Board of Directors may determine to satisfy Expenses reasonably anticipated to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and all judgments, fines, penalties and settlement amounts of all Claims relating to an Indemnifiable Event from time to time paid or claimed, reasonably anticipated or proposed to be paid. The terms of any Trust established pursuant hereto shall provide that upon a Change in Control
(a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (b) the Trustee shall advance, within two business days of a request by the Indemnitee, all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under subsection 2(b) of this Agreement), (c) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (d) all unexpended funds in such Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a person or entity satisfactory to the Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.


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         5. Indemnification for Additional Expenses. The Company shall indemnify the Indemnitee against all expenses (including attorneys' fees) and, if requested by the Indemnitee, shall (within two business days of such request) advance such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any claim asserted against or action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-law or provision of the Company's Amended and Restated Certificate of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

         6. Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not for the total amount thereof, the Company shall indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of Claims relating to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

         7. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         8. Non-exclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Amended and Restated Certificate of Incorporation and By-laws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Amended and Restated Certificate of Incorporation and By-laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.

         9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent to the coverage available for any Company director or officer.

         10. Subrogation. In the event of payment under this Section B, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the

Indemnitee, who shall execute all such papers and do all such things as may be necessary or desirable to secure such rights.

         11. No Duplication of Payments. The Company shall not be liable under this Section B to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, the Company's Amended and Restated Certificate of Incorporation, or the Company's By-laws or otherwise) of the amounts otherwise indemnifiable hereunder.

C.       GENERAL

         1.       Successors; Binding Agreement.

                  a. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company or its successor in the same amount and on the same terms as he would be entitled to hereunder if he terminates his employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  b. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

         2. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         3. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law principles thereof. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under subsection 5 of Section A and Section B shall survive the expiration of the term of this Agreement.

         4. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         5. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         6. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted before a panel of three arbitrators in the Commonwealth of Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         7. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of the Agreement supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.

         8. Effective Date. This Agreement shall become effective as of the date set forth above.

         IN WITNESS WHEREOF, the Company, pursuant to due authorization by its Board of Executives, and the Executive have caused this Agreement to be duly executed under seal as of the date first written above.

                                  PROCEPT, INC.



                                     By /s/ Michael J. Higgins
                                        --------------------------
                                      Name:  Michael J. Higgins
                                      Title: Vice President, Finance and
                                             Chief Financial Officer


Attest:
          --------------------------


                                    EXECUTIVE



                                   /s/ Stanley C. Erck
                                  ----------------------------------
                                   Stanley C. Erck







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